UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2009
NexMed, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6330 Nancy Ridge Drive, Suite 103		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 450-0048

89 Twin Rivers Drive, East Windsor, New Jersey 08520
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 14, 2009, NexMed, Inc. (the “Company”) entered into an employment agreement with Bassam B. Damaj, Ph.D. and an amended and restated employment agreement with Vivian H. Liu, in connection with the appointments described below under Item 5.02.  The disclosure regarding the terms and conditions of these employment agreements in Item 5.02 below is incorporated herein by reference.

On December 16, 2009, the Company entered into an agreement to lease the Company’s facility located at 89 Twin Rivers Drive, East Windsor, New Jersey to Scion Companies, LLC commencing February 1, 2010.  The term of the lease is ten years with the initial annual rent amounting to $413,400 and a 2.5% annual rent escalation each year thereafter.  Pursuant to the terms of the lease, the lessee has an option to purchase the building at an initial purchase price of $4.4 million during the first five years of the lease with an annual 2.5% escalation of the purchase price each year thereafter.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The disclosure set forth below under Item 3.02 regarding the acquisition of Bio-Quant, Inc. is incorporated herein by reference.

Item 2.03  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth below under Item 3.02 regarding the issuance of the Notes is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

As previously reported, on November 20, 2009, the Company and BQ Acquisition Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bio-Quant, Inc. (“Bio-Quant”) and certain other parties.  On December 14, 2009, pursuant to the terms of the Merger Agreement, the merger of Merger Sub with and into Bio-Quant, with Bio-Quant continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”), was completed.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $0.01 per share, of Bio-Quant was canceled and converted into the right to receive 913.96 shares of common stock, par value $0.001 per share, of the Company (the “NexMed Shares”), as well as a promissory note (each, a “Note”) in the original principal amount of $2,771.37.   In connection with the closing of the Merger, the Company issued an aggregate of 4,000,000 NexMed Shares and Notes in the aggregate original principal amount of $12,129,010 to the shareholders of Bio-Quant.  The terms of the Notes were previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2009. To the extent that the Company elects to repay the Notes with shares of its common stock, a total of up to 72,196,488 shares may be issued to repay the aggregate principal under the Notes.

The NexMed Shares and the Notes were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”), by reason of Section 4(2) thereof and, with respect to shareholders of Bio-Quant who were not “U.S. persons,” as defined in Regulation S promulgated under the Act, in an offshore transaction exempt from registration under Regulation S.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As contemplated under the terms of the Merger Agreement, each of David S. Tierney, Martin R. Wade, III and Arthur D. Emil resigned from the Company’s Board of Directors, effective as of the Effective Time, and Bassam B. Damaj, Ph.D., Henry J. Esber, Ph.D., Roberto Crea, Ph.D. and Rusty Ray were appointed to serve as new members of the Company’s Board of Directors, effective as of the Effective Time.

In addition, Dr. Damaj was appointed to serve as the Company’s new President and Chief Executive Officer, Vivian H. Liu, the Company’s existing Chief Executive Officer, was appointed to serve as the Company’s Executive Vice President and Chairman of the Board of Directors and Dr. Esber was appointed to serve as the Company’s Executive Vice President of Pre-Clinical and Business Development, in each case effective as of the Effective Time.

In connection with his appointment as the Company’s President and Chief Executive Officer, Dr. Damaj entered into an employment agreement with the Company (the “Damaj Employment Agreement”).  Under the Damaj Employment Agreement, Dr. Damaj is entitled to an initial annual base salary of $300,000 and an annual cash bonus of up to 65% of his base salary, based on the Company’s corporate performance and achievement of goals to be determined by the Company’s Compensation Committee in consultation with Dr. Damaj.  In addition, subject to approval by the Company’s stockholders of increases in the authorized number of shares of the Company’s common stock under its Articles of Incorporation and in the number of shares of the Company’s common stock available for issuance under its equity plans, Dr. Damaj will be entitled to a grant of 1,500,000 shares of restricted common stock under the Company’s 2006 Stock Incentive Plan, which will vest in three installments, with 300,000 shares vesting on the first anniversary of his employment with the Company, 500,000 shares vesting on the second anniversary of his employment with the Company and 700,000 shares vesting on the third anniversary of his employment with the Company.  In the event of a change of control of the Company, the termination of Dr. Damaj’s employment by the Company without cause or Dr. Damaj’s resignation from his employment with the Company for good reason, the vesting of all unvested shares will accelerate.  In addition, Dr. Damaj will be entitled to cash severance in an amount equal to one year of his base salary, plus certain other benefits, if his employment is terminated by the Company without cause or he resigns for good reason, as further detailed in the Damaj Employment Agreement.

In connection with her continued employment with the Company and her appointment as the Company’s Executive Vice President, Ms. Liu entered into an amended and restated employment agreement with the Company (the “Liu Employment Agreement”).  Under the Liu Employment Agreement, which supersedes the terms of Ms. Liu’s previous employment agreement with the Company, Ms. Liu is entitled to an initial annual base salary of $280,000 and an annual cash bonus of up to 50% of her base salary, based on the Company’s corporate performance and achievement of goals to be determined by the Company’s Compensation Committee in consultation with Ms. Liu.  The Liu Employment Agreement also entitles Ms. Liu to (i) a one-time signing bonus of $50,000, payable in two installments of $25,000 each on the dates 60 and 90 days after the Effective Time, (ii) a one-time incentive bonus with a value of $100,000, payable one-half in cash and one-half in shares of the Company’s common stock (valued at the fair market value of the stock one day prior to the date of payment) to be earned, if at all, within a one-year period after the Effective Time upon the achievement of certain performance and integration goals to be established by the Company’s Compensation Committee and (iii) a $25,000 lump sum payment in connection with her relocation from New Jersey to California in connection with the Merger.  In addition, under the terms of the Liu Employment Agreement, Ms. Liu is entitled to receive (i) an annual grant of restricted common stock of the Company with a grant-date fair value of $20,000 (measured with reference to the Company’s closing stock price on the NASDAQ stock market on the date of grant), vesting over a period of one year from the date of grant, (ii) an annual grant of 250,000 shares of restricted common stock of the Company vesting over a period of one year from the date of grant and (iii) a one-time stock grant consisting of 1,000,000 fully vested shares of the Company’s common stock.  The foregoing stock grants are subject to approval by the Company’s stockholders of increases in the authorized number of shares of the Company’s common stock under its Articles of Incorporation and in the number of shares of the Company’s common stock available for issuance under its equity plans.  In the event of a change of control of the Company, the termination of Ms. Liu’s employment by the Company without cause or Ms. Liu’s resignation from her employment with the Company for good reason, the vesting of all unvested shares will accelerate, and Ms. Liu will be entitled to certain other benefits as further detailed in the Liu Employment Agreement.

Set forth below is biographical information for Drs. Damaj, Esber and Crea, and Mr. Ray:

Bassam B. Damaj, Ph.D.  Dr. Damaj, age 41, a co-founder of Bio-Quant, has served as the Chief Executive Officer and Chief Scientific Officer and a director of Bio-Quant since its inception in June 2000.  He has also served as the Group Leader for the Office of New Target Intelligence and a Group Leader for immunological and inflammatory disease programs at Tanabe Research Laboratories, U.S.A., Inc., as a senior scientist and member of the senior staff board of the drug discovery department at Pharmacopeia Inc., and as a visiting scientist at Genentech Inc., Pfizer Inc. and the National Institutes of Health (NIAID).  Dr. Damaj holds a Ph.D. degree in Immunology/Microbiology from Laval University and completed a postdoctoral fellowship in molecular oncology from McGill University.

Henry J. Esber, Ph.D.  Dr. Esber, age 71, has served as the Senior Vice President and Chief Business Development Officer and a director of Bio-Quant since January 2006.  From September 2000 to December 2005, Dr. Esber served as the executive director of business development at Charles River Laboratories, Inc., a global provider of research models and preclinical, clinical, and support services.  Prior to that, Dr. Esber was an executive director at Primedica Corporation and Genzyme Transgenics Corporation, vice president at Bio-Development Laboratories, vice president at TSI Corporation, director at EG&G Mason Research Labs and the director of the Department of Immunology and Clinical Services at Mason Research Laboratories.  Dr. Esber has also served as an affiliate professor at Anna Maria College Graduate School and the University of Connecticut.  Dr. Esber holds a B.S. degree in Pre-Medicine from Norfolk College of William and Mary (now Old Dominion), a Master of Science degree in Public Health in Parasitology and Public Health from the University of North Carolina, Chapel hill and a Ph.D. degree in Immunology/Microbiology from West Virginia University Medical Center, Morgantown.

Roberto Crea, Ph.D.  Dr. Crea, age 61, has been a director of Bio-Quant since November 2008.  Dr. Crea has over 30 years of experience in the biotechnology field as a scientist, investor and entrepreneur. Since October 2005, he has served as the President and Chief Executive Officer of ProtElix, Inc., a privately held, early stage biotherapeutic company focused on the discovery and development of optimized protein therapeutics.  Prior to that, from January 2002 to August 2005, Dr. Crea served as a founder and the Chief Executive Officer of Bioren, Inc., which was acquired by Pfizer, Inc. in August 2005.  He is also one of the scientific co-founders of Genentech, Inc., and founder of Creative Bio Molecules, Inc. (1982), Creagen, Inc. (1992) and CreAgri, Inc. (1998).  Dr. Crea holds a Ph.D. degree in Biological Chemistry from University of Pavia, Italy.  He was also an Associate Professor of DNA Chemical Synthesis at Leiden University in the Netherlands prior to moving to the United States in 1977.   Dr. Crea currently serves as a director of CreAgri, Inc., ProtElix, Inc. and SynGen, Inc.

Rusty Ray.  Mr. Ray, age 39, is currently a partner with Brocair Partners, a healthcare focused investment bank, and has been with Brocair Partners since its founding in 2004.  Since joining Brocair, he has worked with a wide variety of clients across the healthcare industry ranging from large pharmaceutical companies to early-stage drug development companies to medical device and service-based companies.  Prior to joining Brocair Partners, Mr. Ray was a Deputy Director for eight years with Resources for the Future (RFF) a non-partisan Washington-based think tank that conducts independent economic research.  During his tenure at RFF, the organization conducted a number of studies related to the pharmaceutical and biotechnology industries.  Beyond life sciences, Mr. Ray also worked on issues related to emissions credit trading and utility restructuring.  Prior to joining RFF, Mr. Ray worked with The Meningitis Research Foundation in London where he worked to support basic research to cure the disease.  Mr. Ray is currently a Director of New Media Mill, a digital media company.  Mr. Ray holds an M.B.A. in Finance from the Fordham University School of Business, and received a B.S. in Biology from Wake Forest University.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited financial statements of Bio-Quant, Inc. for the fiscal years ended December 31, 2007 and December 2008, and the unaudited financial statements for Bio-Quant, Inc. for the interim period ended September 30, 2009 will be filed by amendment within 71 calendar days after the date of this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

Unaudited pro forma combined financial statements of the Company as of and for the interim period ended September 30, 2009 and the fiscal year ended December 31, 2008, giving pro forma effect to the Merger, will be filed by amendment within 71 calendar days after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Mark Westgate
Name: Mark Westgate
Title: Vice President and Chief Financial Officer

Date: December 17, 2009